CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts and to the use of our report dated March 4, 2004 on the financial statements of Baynon International Corp. That is included in the Form 10-KSB for the year ended December 31, 2003 that is incorporated by reference in this registration statement.

/s/Samuel Klein and Company

SAMUEL KLEIN AND COMPANY